FIRM ENERGY SALES AGREEMENT BETWEEN

IDAHO POWER COMPANY AND

US GEOTHERMAL INC TABLE OF CONTENTS

Article	TITLE
1	Definitions
2	No Reliance on Idaho Power
3	Warranties
4	Conditions to Acceptance of Energy
5	Term and Operation Date
6	Purchase and Sale of Net Energy
7	Purchase Price and Method of Payment
8	Environmental Attributes
9	Facility and Interconnection
10	Transmission Agreement
11	Metering and Telemetry
12	Records
13	Protection
14	Operations
15	Reliability Management System
16	Indemnification and Insurance
17	Force Majeure
18	Liability; Dedication
19	Several Obligations
20	Waiver
21	Choice of Laws and Venue
22	Disputes and Default
23	Governmental Authorization
24	Commission Order
25	Successors and Assigns
26	Modification
27	Taxes
28	Notices
29	Additional Terms and Conditions
30	Severability
31	Counterparts
32	Entire Agreement Signatures

Appendix A
Appendix B
Appendix C

FIRM ENERGY SALES AGREEMENT
(10 aMW or Less)

RAFT RIVER GEOTHERMAL POWER PLANT UNIT #2

Project Number: 31765156

                    THIS AGREEMENT, entered into on this __________ day of May 2005 between

                    US GEOTHERMAL INC. an Idaho corporation (Seller), and IDAHO POWER COMPANY, an Idaho corporation (Idaho Power), hereinafter sometimes referred to collectively as “Parties” or individually as “Party.” WITNESSETH: WHEREAS, Seller will design, construct, own, maintain and operate an electric generation facility; and WHEREAS, Seller wishes to sell, and Idaho Power is willing to purchase, firm electric energy produced by the Seller’s Facility.

                    THEREFORE, In consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

ARTICLE I: DEFINITIONS

                    As used in this Agreement and the appendices attached hereto, the following terms shall have the following meanings:

1.1	“Commission” - The Idaho Public Utilities Commission.

1.2	“Contract Year” - The period commencing each calendar year on the same calendar date as the Operation Date and ending 364 days thereafter.

1.3	“Designated Dispatch Facility” - Idaho Power’s Systems Operations Group, or any subsequent group designated by Idaho Power.

1.4	“Facility” - That electric generation facility described in Appendix B of this Agreement.

1.5	“Geothermal Production Well Contribution Rating” – Each individual geothermal well contribution, defined in MWs, to the generator rating of the generator directly attached to the specific geothermal well. The sum of the individual Geothermal Production Well Contribution

Ratings directly providing motive force for individual generation units must equal the generator rating of the individual generation unit(s) as specified in Appendix B. The Geothermal Production Well Contribution Ratings will be as specified in Appendix B or as may be adjusted in accordance with paragraph 14.4 of this Agreement.

1.6	“Inadvertent Energy” – Electric energy Seller does not intend to generate. Inadvertent energy is more particularly described in paragraph 7.3 of this Agreement.

1.7	"Interconnection Facilities" - All facilities required to be installed to interconnect and deliver energy from the Facility to the Transmitting Entity’s system including, but not limited to, connection, switching, metering, relaying, communications and safety equipment.

1.8	“Initial Capacity Determination” – The process by which Idaho Power confirms that under normal or average design conditions the Facility will generate at no more than 10 average MW per month and is therefore eligible to be paid the published rates in accordance with Commission Order No. 29632.

1.9	“Losses” – The loss of electrical energy expressed in kilowatt hours (kWh) occurring as a result of the transformation and transmission of energy between the point where the Facility’s energy is actually delivered to the Transmitting Entity (measured by either the Idaho Power or the Transmitting Entity’s Metering Equipment) and the Point of Delivery on the Idaho Power electrical system. The loss calculation formula will be as specified in Appendix B of this Agreement.

1.10	“Market Energy Cost” – Eighty-five percent (85%) of the weighted average of the daily on-peak and off-peak Dow Jones Mid-Columbia Index (Dow Jones Mid-C Index) prices for non-firm energy. If the Dow Jones Mid-Columbia Index price is discontinued by the reporting agency, both Parties will mutually agree upon a replacement index, which is similar to the Dow Jones Mid- Columbia Index. The selected replacement index will be consistent with other similar agreements and a commonly used index by the electrical industry.

1.11	“Material Breach” – A Default (paragraph 22.2.1) subject to paragraph 22.2.2.

1.12	“Maximum Capacity Amount” – The maximum capacity (MW) of the Facility will be as specified in Appendix B of this Agreement.

1.13	“Metering Equipment" - All equipment specified in Schedule 72, this Agreement and any additional equipment specified in Appendix B required to measure, record or telemeter power flows between the Seller's Facility and Idaho Power's electrical system.

1.14	“Net Energy” – All of the electric energy produced by the Facility, less Station Use, less Losses, expressed in kilowatt hours (kWh) delivered by the Transmitting Entity to Idaho Power at the Point of Delivery. Seller and the Transmitting Entity commit to deliver all Net Energy to Idaho Power at the Point of Delivery for the full term of this Agreement. Net Energy does not include Inadvertent Energy.

1.15	“Operation Date” – The day commencing at 00:00:01 (H:M:S) hours, Mountain Time, following the day that all requirements of paragraph 5.2 have been completed.

1.16	“Point of Delivery” – The location specified in Appendix B, where the Transmitting Entity delivers the Facility’s Net Energy and Inadvertent Energy to Idaho Power.

1.17	“Prudent Electrical Practices” – Those practices, methods and equipment that are commonly and ordinarily used in electrical engineering and operations to operate electric equipment lawfully, safely, dependably, efficiently and economically.

1.18	“Scheduled Operation Date” – The date specified in Appendix B when Seller anticipates achieving the Operation Date.

1.19	“Schedule 72” – Idaho Power’s Tariff No 101, Schedule 72 or its successor schedules as approved by the Commission.

1.20	“Season” – The three periods identified in paragraph 6.2.1 of this Agreement.

1.21	“Station Use” – Electric energy that is used to operate equipment that is auxiliary or otherwise related to the production of electricity by the Facility.

1.22	“Surplus Energy” – (1) Net Energy produced by the Seller’s Facility, scheduled and delivered by the Transmitting Entity and accepted by Idaho Power during the month which exceeds 110% of the monthly Net Energy Amount for the corresponding month specified in paragraph 6.2. or (2) If the Net Energy produced by the Seller’s Facility, scheduled and delivered by the Transmitting Entity and accepted by Idaho Power during the month is less than 90% of the monthly Net Energy Amount for the corresponding month specified in paragraph 6.2, then all Net Energy scheduled and delivered by the Transmitting Entity to Idaho Power on the Seller’s behalf for that given month or (3) All Net Energy produced by the Seller’s Facility, scheduled and delivered by the Transmitting Entity and accepted by Idaho Power prior to the Operation Date.

1.23	“Total Cost of the Facility” - The total cost of structures, equipment and appurtenances.

1.24	“Transmitting Entity” - The signatory(s) (other than the Seller) to the Transmission Agreement referred to in paragraph 10.1 and its successors and assigns.

ARTICLE II: NO RELIANCE ON IDAHO POWER

2.1	Seller Independent Investigation - Seller warrants and represents to Idaho Power that in entering into this Agreement and the undertaking by Seller of the obligations set forth herein, Seller has investigated and determined that it is capable of performing hereunder and has not relied upon the advice, experience or expertise of Idaho Power in connection with the transactions contemplated by this Agreement.

2.2	Seller Independent Experts - All professionals or experts including, but not limited to, engineers, attorneys or accountants, that Seller may have consulted or relied on in undertaking the transactions contemplated by this Agreement have been solely those of Seller.

ARTICLE III: WARRANTIES

3.1	No Warranty by Idaho Power - Any review, acceptance or failure to review Seller’s design, specifications, equipment or facilities shall not be an endorsement or a confirmation by Idaho Power and Idaho Power makes no warranties, expressed or implied, regarding any aspect of Seller’s design, specifications, equipment or facilities, including, but not limited to, safety, durability, reliability, strength, capacity, adequacy or economic feasibility.

3.2	Qualifying Facility Status - Seller warrants that the Facility is a “Qualifying Facility,” as that term is used and defined in 18 CFR §292.207. After initial qualification, Seller will take such steps as may be required to maintain the Facility’s Qualifying Facility status during the term of this Agreement and Seller’s failure to maintain Qualifying Facility status will be a Material Breach of this Agreement. Idaho Power reserves the right to review the Seller’s Qualifying Facility status and associated support and compliance documents at anytime during the term of this Agreement.

ARTICLE IV: CONDITIONS TO ACCEPTANCE OF ENERGY

4.1	Prior to the Operation Date and as a condition of Idaho Power’s acceptance of deliveries of energy from the Seller, Seller shall:

	4.1.1	Submit proof to Idaho Power that all licenses, permits or approvals necessary for Seller’s operations have been obtained from applicable federal, state or local authorities, including, but not limited to, evidence of compliance with Subpart B, 18 CFR 292.207.

	4.1.2	Opinion of Counsel - Submit to Idaho Power an Opinion Letter signed by an attorney admitted to practice and in good standing in the State of Idaho providing an opinion that Seller’s licenses, permits and approvals as set forth in paragraph 4.1.1 above are legally and validly issued, are held in the name of the Seller and, based on a reasonable independent review, counsel is of the opinion that Seller is in substantial compliance with said permits as of the date of the Opinion Letter. The Opinion Letter will be in a form acceptable to Idaho Power and will acknowledge that the attorney rendering the opinion understands that Idaho Power is relying on said opinion. Idaho Power’s acceptance of the form will not be unreasonably withheld. The Opinion Letter will be governed by and shall be interpreted in accordance with the legal opinion accord of the American Bar Association Section of Business Law (1991).

	4.1.3	Initial Capacity Determination - Submit to Idaho Power a certificate from a Registered Professional Engineer licensed and in good standing in the State of Idaho certifying that the Facility’s design and operating protocols will limit generation at the Facility to no more than 10 average MW in any given month.

4.1.4	Engineer’s Certifications - Submit an executed Engineer's Certification of Design & Construction Adequacy and an Engineer's Certification of Operations and Maintenance (O&M) Policy as described in Commission Order No. 21690. These certificates will be in the form specified in Appendix C but may be modified to the extent necessary to recognize the different engineering disciplines providing the certificates.

4.1.5	Insurance - Submit written proof to Idaho Power of all insurance required in Article XVI.

4.1.6	Transmission Agreement - Provide Idaho Power with a copy of the Transmission Agreement executed by the Seller and the Transmitting Entity in a form acceptable to Idaho Power. Idaho Power’s acceptance will not be unreasonably withheld.

4.1.7	Written Acceptance – Request and obtain written confirmation from Idaho Power that all conditions to acceptance of energy have been fulfilled. Such written confirmation shall be provided within a commercially reasonable time following the Seller’s request and will not be unreasonably withheld by Idaho Power.

4.1.8	Idaho Power Electrical System Study – Seller and Transmitting Entity will request, in writing, a specific Point of Delivery where the Facility’s Net Energy and Inadvertent Energy will be delivered to Idaho Power. This request will include the Maximum Capacity Amount (MW) as specified in Appendix B-4. Upon receipt of this request, at Seller’s expense, Idaho Power will complete an electrical system study to determine Idaho Power’s ability to receive the Maximum Capacity Amount at the requested Point of Delivery. This study will include a study of the Idaho Power electrical system at this Point of Delivery and an estimation of any additional Seller costs associated with completing this request as specified in Appendix B.

	4.1.8.1	If said study shows that Idaho Power will be unable to receive the Maximum Capacity Amount at the requested Point of Delivery, the Seller and Transmitting Entity may request a different Point of Delivery or revise the Maximum Capacity Amount and a similar study, at the Seller’s expense, will be conducted.

4.1.8.2	If the Seller and Transmitting Entity request permission to deliver the Maximum Capacity Amount at a Point of Delivery that Idaho Power has identified as being unable to receive the Maximum Capacity Amount, at Seller’s request and expense, Idaho Power will conduct a study to determine the necessary upgrades and/or modifications required to enable receipt of the Maximum Capacity Amount at the requested Point of Delivery.

4.1.8.3	Seller will be responsible for all customary and reasonable expenses associated with all Idaho Power studies, upgrades and/or modifications required to enable delivery of the Maximum Capacity Amount at the requested Point of Delivery. An initial deposit will be calculated based upon the estimated cost of each individual study, upgrade or modification and will be required to be paid by the Seller prior to Idaho Power conducting any work associated with the Seller’s request. Upon completion of any and all studies, upgrades and/or modifications required to accommodate the Seller’s request, Idaho Power will reconcile the actual expenses with the previously paid deposit and the appropriate refund or additional billing will be processed.

ARTICLE V: TERM AND OPERATION DATE

5.1	Term - Subject to the provisions of paragraph 5.2 below, this Agreement shall become effective on the date first written and shall continue in full force and effect for a period of twenty (20) Contract Years from the Operation Date.

5.2	Operation Date - The Operation Date may occur only after the Facility has achieved all of the following:

	a)	Completed all Conditions to Acceptance of Energy as specified in Article IV.

	b)	Commission approval of this Agreement has been received.

	c)	Seller has demonstrated to Idaho Power's satisfaction that the Facility is complete and able to provide energy in a consistent, reliable and safe manner and has requested an Operation Date in written form.

	d)	Seller has received written confirmation from Idaho Power of the Operation Date. This confirmation will not be unreasonably withheld by Idaho Power.

5.3	Seller’s failure to achieve the Operation Date within ten (10) months of the Scheduled Operation Date will be an event of default.

ARTICLE VI: PURCHASE AND SALE OF NET ENERGY

6.1	Delivery and Acceptance of Net Energy - Except when either Party's performance is excused as provided herein, Idaho Power will purchase and Seller will sell all of the Net Energy to Idaho Power at the Point of Delivery. All Inadvertent Energy produced by the Facility will also be delivered by the Transmitting Entity to Idaho Power at the Point of Delivery. At no time will the total amount of Net Energy and/or Inadvertent Energy produced by the Facility and delivered by the Transmitting Entity to the Point of Delivery exceed the Maximum Capacity Amount.

6.2	Net Energy Amounts - Seller intends to produce and Transmitting Entity shall deliver Net Energy in the following monthly amounts: 6.2.1 Initial Year Monthly Net Energy Amounts:

	Month	kWh

	March	7,440,000
Season 1	April	7,200,000
	May	7,440,000

	July	7,440,000
	August	7,440,000
Season 2	November	7,200,000
	December	7,440,000

	June	7,200,000
	September	7,200,000
Season 3	October	7,440,000
	January	7,440,000
	February	6,720,000

6.2.2	Ongoing Monthly Net Energy Amounts - Seller shall initially provide Idaho Power with one year of monthly generation estimates (Initial Year Monthly Net Energy Amounts) and beginning at the end of month nine and every three months thereafter provide Idaho Power with an additional three months of forward generation estimates. This information will be provided to Idaho Power by written notice in accordance with paragraph 28.1, no later than 5:00 pm of the 5th day following the end of the previous month. If the Seller does not provide the Ongoing Monthly Net Energy amounts in a timely manner, Idaho Power will use the most recent 3 months of the Initial Year Monthly Net Energy Amounts specified in paragraph 6.2.1 for the next 3 months of monthly Net Energy amounts.

6.2.3	Seller’s Adjustment of Net Energy Amount –

	6.2.3.1	No later than the Operation Date, by written notice given to Idaho Power in accordance with paragraph 28.1, the Seller may revise all of the previously provided Initial Year Monthly Net Energy Amounts.

	6.2.3.2	Beginning with the end of the 3rd month after the Operation Date and at the end of every third month thereafter: (1) the Seller may not revise the immediate next three months of previously provided Net Energy Amounts, (2) but by written notice given to Idaho Power in accordance with paragraph 28.1, no later than 5:00 pm of the 5th day following the end of the previous month, the Seller may revise all other previously provided Net Energy Amounts. Failure to provide timely written notice of changed amounts will be deemed to be an election of no change.

6.2.4	Idaho Power Adjustment of Net Energy Amount – If Idaho Power is excused from accepting the Seller’s Net Energy as specified in paragraph 14.2.1 or if the Seller declares a Suspension of Energy Deliveries as specified in paragraph 14.3.1 and the Seller’s declared Suspension of Energy Deliveries is accepted by Idaho Power, the Net Energy

Amount as specified in paragraph 6.2 for the specific month in which the reduction or suspension under paragraph 14.2.1 or 14.3.1 occurs will be reduced in accordance with the following:

Where:

NEA	=	Current Month’s Net Energy Amount (Paragraph 6.2)

SGU	=	a.)	If Idaho Power is excused from accepting the Seller’s Net Energy as specified in paragraph 14.2.1 this value will be equal to the percentage of curtailment as specified by Idaho Power multiplied by the TGU as defined below.

		b.)	If the Seller declares a Suspension of Energy Deliveries as specified in paragraph 14.3.1 for an entire generation unit(s) this value will be the sum of the individual generation units size ratings as specified in Appendix B that are impacted by the circumstances causing the Seller to declare a Suspension of Energy Deliveries.

		c.)	If the Seller declares a Suspension of Energy Deliveries as specified in paragraph 14.3.1 due to a forced outage of an individual production well(s), this value will be the sum of the individual production well(s) Geothermal Production Well Contribution Rating(s) as specified in Appendix B that are impacted by the circumstances causing the Seller to declare a Suspension of Energy Deliveries.

TGU	=	Sum of all of the individual generator ratings of the generation units at this Facility as specified in Appendix B of this agreement.

RSH	=	Actual hours the Facility’s Net Energy deliveries were either reduced or suspended under paragraph 14.2.1 or 14.3.1

TH	=	Actual total hours in the current month

Resulting formula being:

This Adjusted Net Energy Amount will be used in applicable Surplus Energy calculations for only the specific month in which Idaho Power was excused from accepting the Seller’s Net Energy or the Seller declared a Suspension of Energy.

6.3	Unless excused by an event of Force Majeure, Seller’s failure to deliver Net Energy in any Contract Year in an amount equal to at least ten percent (10%) of the sum of the Initial Year Net Energy Amounts as specified in paragraph 6.2 shall constitute an event of default.

ARTICLE VII: PURCHASE PRICE AND METHOD OF PAYMENT

7.1	Net Energy Purchase Price – For all Net Energy, Idaho Power will pay the non-levelized energy price in accordance with Commission Order 29646 with seasonalization factors applied:

	Season 1 - (73.50%)	Season 2 - (120.00%)	Season 3 - (100.00%)
Year	Mills/kWh	Mills/kWh	Mills/kWh

2005	37.00	60.41	50.34

2006	37.85	61.80	51.50

2007	38.73	63.23	52.69

2008	39.62	64.68	53.90

2009	40.53	66.17	55.14

2010	41.46	67.69	56.41

2011	42.42	69.25	57.71

2012	43.39	70.85	59.04

2013	44.39	72.48	60.40

2014	45.42	74.16	61.80

2015	46.47	75.86	63.22

2016	47.54	77.62	64.68

2017	48.63	79.40	66.17

2018	49.76	81.24	67.70

2019	50.91	83.11	69.26

2020	52.07	85.02	70.85

2021	53.28	86.99	72.49

2022	54.51	88.99	74.16

2023	55.76	91.04	75.87

2024	57.05	93.14	77.62

2025	58.37	95.29	79.41

2026	59.72	97.50	81.25

2027	61.09	99.74	83.12

2028	62.50	102.05	85.04

2029	63.95	104.40	87.00

7.2	Surplus Energy Price - For all Surplus Energy, Idaho Power shall pay to the Seller the current month’s Market Energy Cost or the Net Energy Purchase Price specified in paragraph 7.1, whichever is lower.

7.3	Inadvertent Energy –

	7.3.1	Inadvertent Energy is electric energy produced by the Facility, expressed in kWh, which the Transmitting Entity delivers to Idaho Power at the Point of Delivery that exceeds 10,000 kW multiplied by the hours in the specific month in which the energy was delivered. (For example January contains 744 hours. 744 times 10,000 kW = 7,440,000 kWh. Energy delivered in January in excess of 7,440, 000 kWh in this example would be Inadvertent Energy.)

	7.3.2	Although Seller intends to design and operate the Facility to generate no more than 10 average MW monthly and therefore does not intend to generate Inadvertent Energy, Seller and the Transmitting Entity shall deliver all Inadvertent Energy that does not exceed the Maximum Capacity Amount to Idaho Power and Idaho Power will accept Inadvertent Energy that does not exceed the Maximum Capacity Amount but will not purchase or pay for Inadvertent Energy

7.4	Payment Due Date – Energy payments to the Seller will be disbursed within 30 days of the date which Idaho Power receives and accepts the documentation of the monthly Net Energy and Inadvertent Energy actually produced by the Seller’s Facility and delivered to Idaho Power by the Transmitting Entity as specified in Appendix A.

7.5	Continuing Jurisdiction of the Commission – This Agreement is a special contract and, as such, the rates, terms and conditions contained in this Agreement will be construed in accordance with Idaho Power Company v. Idaho Public Utilities Commission and Afton Energy, Inc., 107 Idaho 781, 693 P.2d 427 (1984); Idaho Power Company v. Idaho Public Utilities Commission, 107 Idaho 1122, 695 P.2d 1 261 (1985); Afton Energy, Inc, v. Idaho Power Company, 111 Idaho 925, 729 P.2d 400 (1986); Section 210 of the Public Utilities Regulatory Policies Act of 1978 and 18 CFR §292.303-308.

ARTICLE VIII: ENVIRONMENTAL ATTRIBUTES

8.1	Idaho Power waives any claim to ownership of Environmental Attributes. Environmental Attributes include, but are not limited to, Green Tags, Green Certificates, Renewable Energy Credits (RECs) and Tradable Renewable Certificates (TRCs) directly associated with the production of energy from the Seller’s Facility.

ARTICLE IX: FACILITY AND INTERCONNECTION

9.1	Design of Facility - Seller will design, construct, install, own, operate and maintain the Facility and any Seller-owned Interconnection Facilities so as to allow safe and reliable generation and delivery of Net Energy and Inadvertent Energy to the Transmitting Entity for the full term of the Agreement.

9.2	Interconnection Facilities - Seller will construct, install, own and maintain all Interconnection Facilities other than those owned, installed or maintained by the Transmitting Entity. Seller will pay all costs of interconnecting with the Transmitting Entity and transmitting Net Energy and Inadvertent Energy to Idaho Power.

ARTICLE X: TRANSMISSION AGREEMENT

10.1	Transmission Agreement - The Seller will arrange and pay for the delivery of Net Energy and Inadvertent Energy over the facilities of the Transmitting Entities (the Bonneville Power Administration (“BPA”) and the Raft River Rural Electric Cooperative (“Raft River”)) to the Point of Delivery. The delivery of Net Energy and Inadvertent Energy from the Facility to the Idaho Power Point of Delivery shall be in accordance with the terms and conditions of a Transmission Agreement between the Seller and the Transmitting Entities.

10.2	Acceptance of Transmission Agreement - This Agreement is expressly conditioned and contingent upon Idaho Power’s acceptance of the Transmission Agreement. Such acceptance will not be unreasonably withheld. Idaho Power will be identified within the Transmission Agreement as an intended third party beneficiary of the Transmission Agreement and a material default by Seller under the Transmission Agreement will be a material default under this Agreement.

10.3	Losses - Idaho Power will only purchase the Net Energy that is delivered by the Transmitting Entity to Idaho Power at the Point of Delivery. Idaho Power will only accept the Inadvertent Energy delivered by the Transmitting Entity to Idaho Power at the Point of Delivery. Losses will be calculated as provided in Appendix B of this Agreement.

ARTICLE XI: METERING AND TELEMETRY

11.1	Metering and Telemetry - Idaho Power shall, for the account of Seller, provide, install, and maintain Metering Equipment as required to determine the amount of Net Energy and Inadvertent Energy (kW and kWh) delivered to Idaho Power by the Transmitting Entity at the Point of Delivery. The metering will be installed at the location as specified in Appendix B of this Agreement. If required by Idaho Power, metering will also include measurement of kilovar-hours in a manner agreed to by both Parties. All customary and reasonable Metering Equipment and installation costs shall be borne by Seller, including costs incurred by Idaho Power for inspecting and testing such equipment at reasonable intervals at Idaho Power's actual cost of providing this Metering Equipment and services. All meters used to determine the billing hereunder shall be sealed and the seals shall be broken only by Idaho Power when the meters are to be inspected, tested or adjusted.

11.2	Meter Inspection - Idaho Power shall inspect and test all meters upon their installation and at least once every four (4) years thereafter. If requested by Seller, Idaho Power shall make a special inspection or test of a meter and Seller shall pay the reasonable costs of such special inspection. Both Parties shall be notified of the time when any inspection or test shall take place, and each Party may have representatives present at the test or inspection. If a meter is found to be inaccurate or defective, it shall be adjusted, repaired or replaced, at Idaho Power's expense in order to provide accurate metering. If a meter fails to register, or if the measurement made by a meter during a test varies by more than two percent (2%) from the measurement made by the standard meter used in the test, adjustment (either upward or downward) to the payments Seller has received shall be made to correct those payments affected by the inaccurate meter for the actual period during which inaccurate measurements were made. If the actual period cannot be determined, corrections to the payments will be based on the shorter of (1) a period equal to one- half the time from the date of the last previous test of the meter to the date of the test which established the inaccuracy of the meter; or (2) six (6) months.

11.3	Telemetry – Idaho Power will install, operate and maintain at Seller's expense metering, communications and telemetry equipment which will be capable of providing Idaho Power with continuous instantaneous telemetry of the Facility’s generation, Net Energy and Inadvertent Energy amounts delivered by the Transmitting Entity, to Idaho Power's Designated Dispatch Facility.

11.4	If, (1) the Transmitting Entity provides and maintains Metering and Telemetry equipment in a manner that is acceptable to Idaho Power, and (2) the Metering and Telemetry equipment is capable of providing Idaho Power with the same data as specified in paragraph 11.1, 11.2 and 11.3, and (3) Idaho Power is provided with manual and automated access to the Transmitting Entity’s Meters and Telemetry equipment and associated data, and (4) the Seller provides communication circuits and pays all expenses associated with these communication circuits and any other expenses associated with Idaho Power accessing this data for the full term of this Agreement, Idaho Power will not install Metering and Telemetry equipment that would duplicate the Metering and Telemetry equipment provided by the Transmitting Entity.

ARTICLE XII - RECORDS

12.1	Maintenance of Records - Seller shall maintain at the Facility or such other location mutually acceptable to the Parties adequate total generation, Net Energy, Station Use, maximum generation (kW) and Inadvertent Energy records in a form and content recommended by Idaho Power.

12.2	Inspection - Either Party, after reasonable notice to the other Party, shall have the right, during normal business hours, to inspect and audit any or all generation, Net Energy, Station Use,

generation (kW) and Inadvertent Energy records pertaining to the Seller's Facility.

ARTICLE XIII - PROTECTION

13.1	Seller will construct, operate and maintain the Facility and Seller-furnished Interconnection Facilities in accordance with Prudent Electrical Practices, the National Electric Safety Code and any other applicable local, state and federal codes.

ARTICLE XIV - OPERATIONS

14.1	Communications - Idaho Power, the Transmitting Entity and the Seller shall maintain appropriate operating communications through Idaho Power’s Designated Dispatch Facility in accordance with Appendix A of this Agreement.

14.2	Energy Acceptance –

	14.2.1	Idaho Power shall be excused from accepting and paying for Net Energy or accepting Inadvertent Energy produced by the Facility and delivered by the Transmitting Entity to the Point of Delivery, if it is prevented from doing so by an event of Force Majeure, or if Idaho Power determines that curtailment, interruption or reduction of Net Energy or Inadvertent Energy deliveries is necessary because of line construction or maintenance requirements, emergencies, electrical system operating conditions on its system or as otherwise required by Prudent Electrical Practices provided that during such curtailment, interruption or reduction Idaho Power, the Transmitting Entity and the Seller shall with reasonable limits attempt to coordinate, schedule and deliver Net Energy to the Idaho Power electrical system at other Points of Delivery if Idaho Power is capable of accepting the Net Energy deliveries at the other Points of Delivery. If, for reasons other than an event of Force Majeure, Idaho Power requires such a curtailment, interruption or reduction of Net Energy deliveries for a period that exceeds twenty (20) days, beginning with the twenty-first day of such interruption, curtailment or reduction, Seller will be deemed to be delivering Net Energy at a rate equivalent to the pro rata daily average of the amounts specified for the applicable month in paragraph 6.2. Idaho Power will notify Seller when the interruption, curtailment or reduction is terminated.

	14.2.2	Under no circumstances will the Transmitting Entity deliver Net Energy and/or Inadvertent Energy on behalf of the Seller’s Facility to the Point of Delivery in an amount that exceeds the Maximum Capacity Amount at any moment in time. Delivery of Net Energy and/or Inadvertent Energy by the Transmitting Entity to the Point of Delivery that exceeds the Maximum Capacity Amount will be a Material Breach of this Agreement.

14.3	Seller Declared Suspension of Energy Deliveries

	14.3.1	If the Seller’s Facility experiences a forced outage due to equipment failure which is not caused by an event of Force Majeure or by neglect, disrepair or lack of adequate preventative maintenance of the Seller’s Facility, Seller may, after giving notice as provided in paragraph 14.3.2 below, temporarily suspend or reduce all deliveries of Net Energy to Idaho Power from the Facility or from individual generation unit(s) within the Facility impacted by the forced outage for a period of not less than 48 hours to correct the forced outage condition (“Declared Suspension of Energy Deliveries”). The Seller’s Declared Suspension of Energy Deliveries will begin at the start of the next full hour following the Seller’s telephone notification as specified in paragraph 14.3.2 and will continue for the time as specified (not less than 48 hours) in the written notification provided by the Seller. In the month(s) in which the Declared Suspension of Energy occurred, the Net Energy Amount will be adjusted as specified in paragraph 6.2.4.

	14.3.2	If the Seller desires to initiate a Declared Suspension of Energy Deliveries as provided in paragraph 14.3.1, the Seller will notify the Designated Dispatch Facility by telephone. The beginning hour of the Declared Suspension of Energy Deliveries will be at the earliest the next full hour after making telephone contact with Idaho Power. The Seller will, within 24 hours after the telephone contact, provide Idaho Power a written notice in accordance with Article XXVIII that will contain the beginning hour and duration of the

Declared Suspension of Energy Deliveries and a description of the conditions that caused the Seller to initiate a Declared Suspension of Energy Deliveries. Idaho Power will review the documentation provided by the Seller to determine Idaho Power’s acceptance of the described forced outage as qualifying for a Declared Suspension of Energy Deliveries as specified in paragraph 14.3.1. Idaho Power’s acceptance of the Seller’s forced outage as an acceptable forced outage will be based upon the clear documentation provided by the Seller that the forced outage is not due do an event of Force Majeure or by neglect, disrepair or lack of adequate preventative maintenance of the Seller’s Facility.

14.4	Adjustment of Geothermal Well Production Contribution Ratings – Prior to the Operation Date and within 30 days after the end of the first Contract Year the Seller may adjust the Geothermal Well Production Contribution Ratings specified in Appendix B. For the remaining term of this Agreement the Seller may adjust the Geothermal Well Production Contribution Ratings at the time that a production well originally identified in Appendix B or added to the facility in accordance with paragraph 14.4 of this Agreement is permentantly taken out of service or when a new production well is placed into service. In all circumstances the sum of the individual Geothermal Well Production Contribution Ratings must always be equal to the generator rating specified in Appendix B.

14.5	Voltage Levels - Seller, in accordance with Prudent Electrical Practices shall minimize voltage fluctuations and maintain voltage levels acceptable to the Transmitting Entity and Idaho Power. Idaho Power may, in accordance with Prudent Electrical Practices, upon one hundred eighty (180) days' notice to the Transmitting Entity and the Seller, change its nominal operating voltage level by more than ten percent (10%) at the Point of Delivery, in which case Seller shall modify, at Idaho Power's expense, Seller's equipment as necessary to accommodate the modified nominal operating voltage level.

14.6	Generator Ramping - Idaho Power, in accordance with Prudent Electrical Practices, shall have the right to limit the rate that generation is changed at startup, during normal operation or following reconnection to the Transmitting Entity and Idaho Power's system. Generation ramping may be required to permit Idaho Power's voltage regulation equipment time to respond to changes in power flow.

14.7	Scheduled Maintenance – On or before January 31 of each calendar year, Seller shall submit a written proposed maintenance schedule of significant Facility maintenance for that calendar year and Idaho Power and Seller shall mutually agree as to the acceptability of the proposed schedule.

The Parties determination as to the acceptability of the Seller’s timetable for scheduled maintenance will take into consideration Prudent Electrical Practices, Idaho Power system requirements and the Seller’s preferred schedule. Neither Party shall unreasonably withhold acceptance of the proposed maintenance schedule.

14.8	Maintenance Coordination - The Seller, Idaho Power and the Transmitting Entity shall, to the extent practical, coordinate their respective line and Facility maintenance schedules such that they occur simultaneously.

14.9	Contact Prior to Curtailment - Idaho Power will make a reasonable attempt to contact Seller and/or the Transmitting Entity prior to exercising its rights to curtail, interrupt or reduce deliveries from the Transmitting Entity from the Seller’s Facility. Seller and the Transmitting Entity understand that in the case of emergency circumstances, real time operations of the electrical system, and/or unplanned events Idaho Power may not be able to provide notice to the Seller or the Transmitting Entity prior to interruption, curtailment, or reduction of electrical energy deliveries to Idaho Power.

ARTICLE XV: RELIABILITY MANAGEMENT SYSTEM

15.1	Purpose. In order to maintain the reliable operation of the transmission grid, the WECC Reliability Criteria Agreement sets forth reliability criteria adopted by the WECC to which Seller and Idaho Power shall be required to comply. Seller acknowledges receipt of and understanding of the WECC Reliability Criteria Agreement and how it pertains to the Seller’s facility.

15.2	Compliance. Seller shall comply with the requirements of the WECC Reliability Criteria Agreement, including the applicable WECC reliability criteria set forth in Section IV of Annex A thereof, and, in the event of failure to comply, Seller agrees to be subject to the sanctions applicable to such failure. Such sanctions shall be assessed pursuant to the procedures contained in the WECC Reliability Criteria Agreement. Each and all of the provisions of the WECC Reliability Criteria Agreement are hereby incorporated by reference into this Article 15 as though set forth fully herein, and Seller shall for all purposes be considered a Participant, and shall be entitled to all of the rights and privileges and be subject to all of the obligations of a Participant, under and in connection with the WECC Reliability Criteria Agreement, including, but not limited to the rights, privileges and obligations set forth in Sections 5, 6 and 10 of the WECC Reliability Criteria Agreement.

15.3	Payment of Sanctions. Seller shall be responsible for reimbursing Idaho Power for any monetary sanctions assessed against Idaho Power due to the action or inaction of the Seller by WECC pursuant to the WECC Reliability Criteria Agreement. Seller also shall be responsible for payment of any monetary sanction assessed against the Seller by WECC pursuant to the WECC Reliability Criteria Agreement. Any such payment shall be made pursuant to the procedures specified in the WECC Reliability Criteria Agreement.

15.4	Transfer of Control or Sale of Generation Facilities. In any sale or transfer of control of any generation facilities subject to this Agreement, Seller shall, as a condition of such sale or transfer, require the acquiring party or transferee with respect to the transferred facilities either to assume the obligations of the Seller with respect to this Agreement or to enter into an agreement with Idaho Power imposing on the acquiring party or transferee the same obligations applicable to the Seller pursuant to this Article 15.

15.5	Publication. Seller consents to the release by the WECC of information related to the Seller’s compliance with this Agreement only in accordance with the WECC Reliability Criteria Agreement.

15.6	Third Parties. Except for the rights and obligations between the WECC and the Seller specified in this Article 15, this Agreement creates contractual rights and obligations solely between the Parties. Nothing in this Agreement shall create, as between the Parties or with respect to the

WECC: (a) any obligation or liability whatsoever (other than as expressly provided in this Agreement), or (b) any duty or standard of care whatsoever. In addition, nothing in this Agreement shall create any duty, liability or standard of care whatsoever as to any other party. Except for the rights, as a third-party beneficiary under this Article 15, of the WECC against the Seller for the Seller, no third party shall have any rights whatsoever with respect to enforcement of any provision of this Agreement. Idaho Power and the Seller expressly intend that the WECC is a third-party beneficiary to this Article 15, and the WECC shall have the right to seek to enforce against the Seller any provision of this Article 15, provided that specific performance shall be the sole remedy available to the WECC pursuant to Article 15 of this Agreement, and the Seller shall not be liable to the WECC pursuant to this Agreement for damages of any kind whatsoever (other than the payment of sanctions to the WECC, if so construed), whether direct, compensatory, special, indirect, consequential, or punitive.

15.7	Reserved Rights. Nothing in the Article 15 of this Agreement or the WECC Reliability Criteria Agreement shall affect the right of Idaho Power, subject to any necessary regulatory approval, to take such other measures to maintain reliability, including disconnection that Idaho Power may otherwise be entitled to take.

15.8	Termination of Article 15. Seller may terminate its obligations pursuant to this Article 15:

	15.8.1	If after the effective date of this Article 15, the requirements of the WECC Reliability Criteria Agreement applicable to the Seller are amended so as to adversely affect the Seller, provided that the Seller gives fifteen (15) days’ notice of such termination to Idaho Power and WECC within forty-five (45) days of the date of issuance of a Commission order accepting such amendment for filing, provided further that the forty-five (45) day period within which notice of termination is required may be extended by the Seller for an additional forty-five (45) days if the Seller gives written notice to Idaho Power of such requested extension within the initial forty-five (45) day period; or

	15.8.2	For any reason on one year’s written notice to Idaho Power and the WECC.

ARTICLE XVI: INDEMNIFICATION AND INSURANCE

16.1	Indemnification - Each Party shall agree to hold harmless and to indemnify the other Party, its officers, agents, affiliates, subsidiaries, parent company and employees against all loss, damage, expense and liability to third persons for injury to or death of person or injury to property, proximately caused by the indemnifying Party’s construction, ownership, operation or maintenance of, or by failure of, any of such Party’s works or facilities used in connection with this Agreement. The indemnifying Party shall, on the other Party’s request, defend any suit asserting a claim covered by this indemnity. The indemnifying Party shall pay all costs, including reasonable attorney fees that may be incurred by the other Party in enforcing this indemnity.

16.2	Insurance - During the term of this Agreement, Seller shall secure and continuously carry the following insurance coverage:

	16.2.1	Comprehensive General Liability Insurance for both bodily injury and property damage with limits equal to $1,000,000, each occurrence, combined single limit. The deductible for such insurance shall be consistent with current Insurance Industry Utility practices for similar property.

	16.2.2	The above insurance coverage shall be placed with an insurance company with an A.M. Best Company rating of A- or better and shall include:

		(a)	An endorsement naming Idaho Power as an additional insured and loss payee as applicable; and

		(b)	A provision stating that such policy shall not be canceled or the limits of liability reduced without sixty (60) days’ prior written notice to Idaho Power.

16.3	Seller to Provide Certificate of Insurance - As required in paragraph 4.1.5 herein and annually thereafter, Seller shall furnish Idaho Power a certificate of insurance, together with the endorsements required therein, evidencing the coverage as set forth above.

16.4	Seller to Notify Idaho Power of Loss of Coverage - If the insurance coverage required by paragraph 16.2 shall lapse for any reason, Seller will immediately notify Idaho Power in writing.

The notice will advise Idaho Power of the specific reason for the lapse and the steps Seller is taking to reinstate the coverage. Failure to provide this notice and to expeditiously reinstate or replace the coverage will constitute a Material Breach of this Agreement.

ARTICLE XVII. FORCE MAJEURE

17.1	As used in this Agreement, “Force Majeure” or “an event of Force Majeure” means any cause beyond the control of the Seller, Transmitting Entity or of Idaho Power which, despite the exercise of due diligence, such Party is unable to prevent or overcome. Force Majeure includes, but is not limited to, acts of God, fire, flood, storms, wars, hostilities, civil strife, strikes and other labor disturbances, earthquakes, fires, lightning, epidemics, sabotage, or changes in law or regulation occurring after the Operation Date, which, by the exercise of reasonable foresight such party could not reasonably have been expected to avoid and by the exercise of due diligence, it shall be unable to overcome. If either Party is rendered wholly or in part unable to perform its obligations under this Agreement because of an event of Force Majeure, both Parties shall be excused from whatever performance is affected by the event of Force Majeure, provided that:

	(1)	The non-performing Party shall, as soon as is reasonably possible after the occurrence of the Force Majeure, give the other Party written notice describing the particulars of the occurrence.

	(2)	The suspension of performance shall be of no greater scope and of no longer duration than is required by the event of Force Majeure.

	(3)	No obligations of either Party which arose before the occurrence causing the suspension of performance and which could and should have been fully performed before such occurrence shall be excused as a result of such occurrence.

ARTICLE XVIII: LIABILITY; DEDICATION

18.1	Nothing in this Agreement shall be construed to create any duty to, any standard of care with reference to, or any liability to any person not a Party to this Agreement. No undertaking by one Party to the other under any provision of this Agreement shall constitute the dedication of that Party’s system or any portion thereof to the other Party or to the public or affect the status of Idaho Power as an independent public utility corporation or Seller as an independent individual or entity.

ARTICLE XIX: SEVERAL OBLIGATIONS

19.1	Except where specifically stated in this Agreement to be otherwise, the duties, obligations and liabilities of the Parties are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership or joint venture or impose a trust or partnership duty, obligation or liability on or with regard to either Party. Each Party shall be individually and severally liable for its own obligations under this Agreement.

ARTICLE XX: WAIVER

20.1	Any waiver at any time by either Party of its rights with respect to a default under this Agreement or with respect to any other matters arising in connection with this Agreement shall not be deemed a waiver with respect to any subsequent default or other matter.

ARTICLE XXI: CHOICE OF LAWS AND VENUE

21.1	This Agreement shall be construed and interpreted in accordance with the laws of the State of Idaho without reference to its choice of law provisions.

21.2	Venue for any litigation arising out of or related to this Agreement will lie in the District Court of the Fourth Judicial District of Idaho in and for the County of Ada.

ARTICLE XXII: DISPUTES AND DEFAULT

22.1	Disputes - All disputes related to or arising under this Agreement, including, but not limited to,

the interpretation of the terms and conditions of this Agreement, will be submitted to the Commission for resolution.

22.2	Notice of Default -

	22.2.1	Defaults. If either Party fails to perform any of the terms or conditions of this Agreement (an “event of default”), the nondefaulting Party shall cause notice in writing to be given to the defaulting Party, specifying the manner in which such default occurred. If the defaulting Party shall fail to cure such default within the sixty (60) days after service of such notice, or if the defaulting Party reasonably demonstrates to the other Party that the default can be cured within a commercially reasonable time but not within such sixty (60) day period and then fails to diligently pursue such cure, then, the nondefaulting Party may, at its option, terminate this Agreement and/or pursue its legal or equitable remedies.

	22.2.2	Material Breaches – The notice and cure provisions in paragraph 22.2.1 do not apply to defaults identified in this Agreement as Material Breaches. Material Breaches must be cured as expeditiously as possible following occurrence of the breach.

22.3	Security for Performance - Prior to the Operation Date and thereafter for the full term of this Agreement, Seller will provide Idaho Power with the following:

	22.3.1	Insurance - Evidence of compliance with the provisions of paragraph 16.2. If Seller fails to comply, such failure will be a Material Breach and may only be cured by Seller supplying evidence that the required insurance coverage has been replaced or reinstated;

	22.3.2	Engineer’s Certifications - Every three (3) years after the Operation Date, Seller will supply Idaho Power with a Certification of Ongoing Operations and Maintenance (O & M) from a Registered Professional Engineer licensed in the State of Idaho, which Certification of Ongoing O & M shall be in the form specified in Appendix C. Seller’s failure to supply the required certificate will be an event of default. Such a default may only be cured by Seller providing the required certificate; and

22.3.3	Licenses and Permits - During the full term of this Agreement, Seller shall maintain compliance with all permits and licenses described in paragraph 4.1.1 of this Agreement. In addition, Seller will supply Idaho Power with copies of any new or additional permits or licenses. At least every fifth Contract Year, Seller will update the documentation described in Paragraph 4.1.1. If at any time Seller fails to maintain compliance with the permits and licenses described in paragraph 4.1.1 or to provide the documentation required by this paragraph, such failure will be an event of default and may only be cured by Seller submitting to Idaho Power evidence of compliance from the permitting agency.

ARTICLE XXIII: GOVERNMENTAL AUTHORIZATION

23.1	This Agreement is subject to the jurisdiction of those governmental agencies having control over either Party of this Agreement.

ARTICLE XXIV: COMMISSION ORDER

24.1	This Agreement shall become finally effective upon the Commission’s approval of all terms and provisions hereof without change or condition and declaration that all payments to be made to Seller hereunder shall be allowed as prudently incurred expenses for ratemaking purposes.

ARTICLE XXV: SUCCESSORS AND ASSIGNS

25.1	This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties hereto, except that no assignment hereof by either Party shall become effective without the written consent of both Parties being first obtained. Such consent shall not be unreasonably withheld. Notwithstanding the foregoing, any party which Idaho Power may consolidate, or into which it may merge, or to which it may convey or transfer substantially all of its electric utility assets, shall automatically, without further act, and without need of consent or approval by the Seller, succeed to all of Idaho Power’s rights, obligations and interests under this Agreement. This article shall not prevent a financing entity with recorded or secured rights from exercising all rights and remedies available to it under law or contract. Idaho Power shall have the right to be notified by the financing entity that it is exercising such rights or remedies.

ARTICLE XXVI: MODIFICATION

26.1	No modification to this Agreement shall be valid unless it is in writing and signed by both Parties and subsequently approved by the Commission.

ARTICLE XXVII: TAXES

27.1	Each Party shall pay before delinquency all taxes and other governmental charges which, if failed to be paid when due, could result in a lien upon the Facility or the Interconnection Facilities.

ARTICLE XXVIII: NOTICES

28.1	All written notices under this agreement shall be directed as follows and shall be considered delivered when deposited in the U. S. Mail, first-class postage prepaid, as follows:

To Seller:	US Geothermal Inc.
Attn: Daniel Kunz
1509 Tyrell Lane, Suite B
Boise, Idaho 83706

To Idaho Power:
Original document to:

Vice President, Power Supply
Idaho Power Company
P O Box 70
Boise, Idaho 83707

Copy of document to:

Cogeneration and Small Power Production
Idaho Power Company
P O Box 70
Boise, Idaho 83707

ARTICLE XXIX: ADDITIONAL TERMS AND CONDITIONS

29.1	This Agreement includes the following appendices, which are attached hereto and included by reference:

Appendix A	-	Generation Scheduling and Reporting
Appendix B	-	Facility and Point of Delivery
Appendix C	-	Engineer’s Certifications

ARTICLE XXX: SEVERABILITY

30.1	The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other terms or provisions and this Agreement shall be construed in all other respects as if the invalid or unenforceable term or provision were omitted.

ARTICLE XXXI: COUNTERPARTS

31.1	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

ARTICLE XXXII: ENTIRE AGREEMENT

32.1	This Agreement constitutes the entire Agreement of the Parties concerning the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements between the Parties concerning the subject matter hereof.

                    IN WITNESS WHEREOF, The Parties hereto have caused this Agreement to be executed in their respective names on the dates set forth below:

	Idaho Power Company		US Geothermal Inc.

By		By
	N. Vern Porter - Mgr Power Supply Operations		Daniel Kunz - President

Dated		Dated
	“Idaho Power”		“Seller”

APPENDIX A

A –1	MONTHLY POWER PRODUCTION AND SWITCHING REPORT

                    At the end of each month the following required documentation will be submitted to:

Idaho Power Company
Attn: Cogeneration and Small Power Production
P 0 Box 70
Boise, Idaho 83707

                    The Meter readings required on this report will be the readings on the Meter Equipment measuring the Facility’s generation and Station Use and the Idaho Power Meter Equipment measuring Net Energy, Inadvertent Energy and the maximum generation (kW) as recorded on the Meter Equipment delivered to the Idaho Power electrical system and/or any other required energy measurements to adequately administer this Agreement. If the Idaho Power Metering is not located at the point which is able to measure the exact energy deliveries to the Idaho Power electrical system, then the metered energy amounts will be adjusted to account for electrical Losses occurring between the metering point and the point which the energy is delivered to the Idaho Power electrical system.

Idaho Power Company

Cogeneration and Small Power Production

MONTHLY POWER PRODUCTION AND SWITCHING REPORT

Month	Year

Project Name	Project Number:

Address	Phone Number:

City	State	Zip

	Facility		Station		Station		Metered Maximum Generation ___________________kW

	Output		Usage		Usage

Meter Number:

End of Month kWh Meter Reading:

Beginning of Month kWh Meter:

Difference:

Times Meter Constant:							Net Generation

kWh for the Month:		-		-		=

Metered Demand:

Breaker Opening Record	Breaker Closing Record

Date	Time	Meter	*	Reason	Date	Time	Meter

*	Breaker Opening Reason Codes	I hereby certify that the above meter readings are true and correct as of Midnight on the last day of the above month and that the switching record is accurate and complete as required by the Firm Energy Sales Agreement to which I am a Party.
1	Lack of Adequate Prime Mover
2	Forced Outage of Facility
3	Disturbance of IPCo System
4	Scheduled Maintenance
5	Testing of Protection Systems
6	Cause Unknown
7	Other (Explain)

Signature	Date

A-2	ROUTINE REPORTING

Idaho Power Contact Information

Daily Energy Production Reporting

Call daily by 10:00 a.m., 1-800-356-4328 or 1-800-635-1093 and leave the following information:

	•	Project Identification - Project Name and Project Number
	•	Current Meter Reading
	•	Estimated Generation for the current day
	•	Estimated Generation for the next day

Planned and Unplanned Project outages

Call 1-800-345-1319 and leave the following information:

	•	Project Identification - Project Name and Project Number
	•	Approximate time outage occurred
	•	Estimated day and time of project coming back online

Seller’s Contact Information

24-Hour Project Operational Contact

Name:
Telephone Number:
Cell Phone:

Project On-site Contact information

Telephone Number:

APPENDIX B

FACILITY AND POINT OF DELIVERY

PROJECT NO. 31765157

RAFT RIVER GEOTHERMAL POWER PLANT UNIT #3

B-1	DESCRIPTION OF FACILITY

The Raft River Geothermal Power Plant, Unit #2 (RRGPP-2) is currently under design, Appendix B shall be amended to include the final details of RRGPP-2 upon completion of the design. Failure to provide details acceptable to Idaho Power by December 31, 2006 or 6 months prior to the Operation Date (which ever occurs first) will be a Material Breach of this Agreement. In general, RRGPP-2 is planned to be an air-cooled, 15 MW Facility using geothermal fluid in a closed-loop Rankine cycle. The Facility will consist of at least four geothermal production wells providing geothermal energy to a single generator with a 15.8 MW generator rating.

Geothermal Production Well Contribution Ratings as of the date of this Agreement:

The sum of these ratings must equal the generator rating specified above.

Production Well RRG #6	3.95 MW
Production Well RRG #7	3.95 MW
Production Well RRG #8	3.95 MW
Production Well RRG #9	3.95 MW

B-2	LOCATION OF FACILITY

The Facility is located at: Section 25, Township 15 South, Range 26 East, Cassia County, Idaho.

B-3	SCHEDULED OPERATION DATE

Seller has selected December 15, 2008, as the Scheduled Operation Date.

B-4

MAXIMUM CAPACITY AMOUNT:

This value (MW) will be provided by the Seller to Idaho Power in the request for an Idaho Power Electrical System Study as specified in paragraph 4.1.8 of this Agreement. . This value will be the maximum generation (MW), as determined by a qualified engineer that potentially could be delivered by the Seller’s Facility to the Transmitting Entity’s electrical system at any moment in time.

B-5	POINT OF DELIVERY

“Point of Delivery” means, unless otherwise agreed by both Parties, the point of interconnection between Idaho Power and the Transmitting Entity at the Minidoka dam substation. The Transmitting Entity will be the Bonneville Power Administration – Transmission Business Line.

B-6	LOSSES

If Idaho Power is provided acceptable and accurate energy (kWh) delivery data by the Transmitting Entity for actual energy delivered at the Point of Delivery on the Idaho Power electrical system for this Facility, no energy loss calculation will be required. If the Transmitting Entity does not provide acceptable and accurate energy delivery data to Idaho Power then a Loss calculation will be required. The Loss calculation will consist of the most accurate measurement of the energy losses (kWh), agreed to by both parties, associated with transformation and transmission of the Facility’s generated energy between the Transmitting Entity’s or Idaho Power’s metering point and the Point of Delivery on the Idaho Power electrical system. This loss calculation will be initially set at 2% of the kWh energy production recorded on the Transmitting Entity’s or Idaho Power’s Metering equipment. At such time as the Seller provides Idaho Power with electrical equipment specifications (transformer loss specifications, conductor sizes, etc) of all of the electrical equipment between the Transmitting Entity’s or Idaho Power’s Metering equipment and the Point of Delivery on the Idaho Power electrical system or other acceptable calculations of this energy loss, Idaho Power will configure a revised loss calculation formula to be agreed by both parties and used to calculate the kWh Losses for the remaining term of the Agreement. If, at anytime during the term of this Agreement, the Parties agree that the loss calculation does not correctly reflect the actual kWh losses attributed to the electrical equipment between the Idaho Power Metering Equipment and the Idaho Power electrical system, Idaho Power shall adjust the calculation and retroactively adjust the previous months kWh loss calculations.

B-7	METERING AND TELEMETRY

If Idaho Power is required to install metering and telemetry equipment as specified in Article 11 of this Agreement, the Idaho Power Metering Equipment, provided by Idaho Power at the Sellers expense will be located at a point that will enable the Metering Equipment to measure the Facility’s total energy deliveries to the Transmitting Entity. Telemetry equipment will be installed by Idaho Power at the Seller’s expense that will be able to provide continuous telemetering of the Facility’s energy deliveries to the Transmitting Entity. The Seller will arrange for and make available at Seller’s cost, a communications circuit acceptable to Idaho Power, dedicated to Idaho Power’s use to be used for load profiling and another communications circuit dedicated to Idaho Power’s communication equipment for continuous telemetering of the Facility’s energy deliveries to the Transmitting Entity to Idaho Power’s Designated Dispatch Facility. The meters will register kilowatt-hours and kilowatts of demand. Idaho Power provided meter and communication equipment will be owned and maintained by Idaho Power with total cost of purchase, installation, operation and maintenance including engineering and administrative cost to be reimbursed to Idaho Power by the Seller. Seller metering equipment will be located at all necessary points within the Seller’s Facility to accurately measure each generators energy production, Station Usage, and any other energy diversions that occur prior to the Idaho Power Metering Equipment.

B-8	REACTIVE POWER

Idaho Power will provide no reactive power to the Facility.

B-9	COSTS

The cost of the Metering and Telemetry Equipment will be determined based upon the final design of the Facility and this total cost will be paid to Idaho Power in accordance with Schedule

72. In addition to the installation and construction charges above, during the term of this Agreement, Seller will pay Idaho Power the monthly operation and maintenance charge specified in Schedule 72 or its successor schedules(s). The monthly operations and maintenance charge will begin on the first day of the month following completion of the installation of the Idaho Power provided equipment. The monthly operations and maintenance charge will be based upon the initial cost paid by the Seller in accordance with Schedule 72. Upon reconciliation of the actual costs, in accordance with Schedule 72 the monthly operations and maintenance charge will be adjusted to reflect the actual cost incurred by Idaho Power and the previously charged monthly operation and maintenance expense will be revised to reflect the actual cost incurred by Idaho Power. Idaho Power will refund or Seller will remit any underpayment of the adjusted monthly operations and maintenance charge within sixty (60) days of the determination of this amount. In addition, there will be a monthly charge for the communication circuit lease cost associated with the telemetry equipment. Seller recognizes that the monthly communications circuit charge may be adjusted by Idaho Power as the cost to Idaho Power is adjusted by the owner of the communication circuit(s).

APPENDIX C

ENGINEER'S CERTIFICATION

OF

OPERATIONS & MAINTENANCE POLICY

The undersigned _____________________________________ , on behalf of himself and _______________________________________, hereinafter collectively referred to as "Engineer," hereby states and certifies to the Seller as follows:

1.             That Engineer is a Licensed Professional Engineer in good standing in the State of Idaho.

2.             That Engineer has reviewed the Energy Sales Agreement, hereinafter "Agreement," between Idaho Power as Buyer, and US Geothermal, Inc as Seller, dated ______________________________ .

3.             That the cogeneration or small power production project which is the subject of the Agreement and this Statement is identified as IPCo Facility No. ________________ and is hereinafter referred to as the "Project."

4.             That the Project, which is commonly known as the ____________________________________________________ Project, is located in Section ______ , Township ______ , Range ______ , Boise Meridian, ____________________ County, Idaho.

5.             That Engineer recognizes that the Agreement provides for the Project to furnish electrical energy to Idaho Power for a twenty (20) year period.

6.             That Engineer has substantial experience in the design, construction and operation of electric power plants of the same type as this Project.

7.             That Engineer has no economic relationship to the Design Engineer of this Project.

8.             That Engineer has reviewed and/or supervised the review of the Policy for Operation and Maintenance ("O&M") for this Project and it is his professional opinion that, provided said Project has been designed and built to appropriate standards, adherence to said O&M Policy will result in the

Project's producing at or near the design electrical output, efficiency and plant factor for a twenty (20) year period.

9.             That Engineer recognizes that Idaho Power, in accordance with paragraph 5.2 of the Agreement, is relying on Engineer's representations and opinions contained in this Statement.

10.            That Engineer certifies that the above statements are complete, true and accurate to the best of his knowledge and therefore sets his hand and seal below.

By

(P.E. Stamp)

Date

APPENDIX C

ENGINEER’S CERTIFICATION

OF

ONGOING OPERATIONS AND MAINTENANCE

                 The undersigned ____________________________________ , on behalf of himself and _________________________________ hereinafter collectively referred to as “Engineer,” hereby states and certifies to the Seller as follows:

1.             That Engineer is a Licensed Professional Engineer in good standing in the State of Idaho.

2.             That Engineer has reviewed the Energy Sales Agreement, hereinafter “Agreement,” between Idaho Power as Buyer, and US Geothermal, Inc as Seller, dated _________________________________

3.             That the cogeneration or small power production project which is the subject of the Agreement and this Statement is identified as IPCo Facility No. _____________ and hereinafter referred to as the “Project”.

4.             That the Project, which is commonly known as the _____________________________________________________________ _______________ Project, is located at ____________________________________________________________________

5.             That Engineer recognizes that the Agreement provides for the Project to furnish electrical energy to Idaho Power for a twenty (20) year period.

6.             That Engineer has substantial experience in the design, construction and operation of electric power plants of the same type as this Project.

7.             That Engineer has no economic relationship to the Design Engineer of this Project.

8.             That Engineer has made a physical inspection of said Project, its operations and maintenance records since the last previous certified inspection. It is Engineer’s professional opinion, based on the Project’s appearance, that its ongoing O&M has been substantially in accordance with said O&M Policy; that it is in reasonably good operating condition; and that if adherence to said O&M Policy continues, the Project will continue producing at or near its design electrical output, efficiency and plant factor for the remaining ______ years of the Agreement.

9.             That Engineer recognizes that Idaho Power, in accordance with paragraph 5.2 of the Agreement, is relying on Engineer’s representations and opinions contained in this Statement.

10.            That Engineer certifies that the above statements are complete, true and accurate to the best of his knowledge and therefore sets his hand and seal below.

By

(P.E. Stamp)

Date

APPENDIX C

ENGINEER'S CERTIFICATION

OF

DESIGN & CONSTRUCTION ADEQUACY

                The undersigned _____________________________________ , on behalf of himself and ________________________________, hereinafter collectively referred to as "Engineer", hereby states and certifies to Idaho Power as follows:

1.             That Engineer is a Licensed Professional Engineer in good standing in the State of Idaho.

2.             That Engineer has reviewed the Firm Energy Sales Agreement, hereinafter "Agreement", between Idaho Power as Buyer, and US Geothermal, Inc as Seller, dated _______________________________.

3.             That the cogeneration or small power production project which is the subject of the Agreement and this Statement is identified as IPCo Facility No ________________ and is hereinafter referred to as the "Project".

4.             That the Project, which is commonly known as the ___________________________________________________ Project, is located in Section ______ , Township ______ , Range ______ , Boise Meridian, ____________________ County, Idaho.

5.             That Engineer recognizes that the Agreement provides for the Project to furnish electrical energy to Idaho Power for a ___________
( _______ ) year period.

6.             That Engineer has substantial experience in the design, construction and operation of electric power plants of the same type as this Project.

7.             That Engineer has no economic relationship to the Design Engineer of this Project and has made the analysis of the plans and specifications independently.

8.             That Engineer has reviewed the engineering design and construction of the Project, including the civil work, electrical work, generating equipment, prime mover conveyance system, Seller furnished Interconnection Facilities and other Project facilities and equipment.

9.             That the Project has been constructed in accordance with said plans and specifications, all applicable codes and consistent with Prudent Electrical Practices as that term is described in the Agreement.

10.            That the design and construction of the Project is such that with reasonable and prudent operation and maintenance practices by Seller, the Project is capable of performing in accordance with the terms of the Agreement and with Prudent Electrical Practices for a (___) year period.

11.             That Engineer recognizes that Idaho Power, in accordance with paragraph 5.2 of the Agreement, in interconnecting the Project with its system, is relying on Engineer's representations and opinions contained in this Statement.

12.            That Engineer certifies that the above statements are complete, true and accurate to the best of his knowledge and therefore sets his hand and seal below.

By

(P.E. Stamp)

Date

Idaho Power routing and review –

	E-mailed to:	Comments receiving back	Comments incorporated	Approved
Developer	2/8/2005
Bart Kline	2/8/2005			Approved 2/22/05
Karl Bokenkamp	2/8/2005	2/15/2005	2/22/2005	Approved with minor comments
Monica Moen	2/8/2005			Approved 2/22/05
Lisa Loomis	2/8/2005
Marsha Leese	2/8/2005			Approved 2/22/05
Vern Porter